As filed with the Securities and Exchange Commission on November 6, 2001.

                                            Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                             Rockwell Collins, Inc.
             (Exact name of registrant as specified in its charter)

                 Delaware                                    52-2314475
     (State or other jurisdiction of                      (I.R.S. Employer
      incorporation or organization)                   Identification Number)

           400 Collins Road NE
           Cedar Rapids, Iowa                                   52498
          (Address of Principal                               (Zip Code)
           Executive Offices)

                                ----------------

                  Rockwell Collins Employee Stock Purchase Plan
                            (Full title of the plan)

                                ----------------

                              GARY R. CHADICK, ESQ.
              Senior Vice President, General Counsel and Secretary
                             Rockwell Collins, Inc.
                               400 Collins Road NE
                            Cedar Rapids, Iowa 52498
                     (Name and address of agent for service)

                                 (319) 295-1000
          (Telephone number, including area code, of agent for service)

                                ----------------

                                    Copy to:
                              PETER R. KOLYER, ESQ.
                             Chadbourne & Parke LLP
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 408-5100

                                ----------------

                         CALCULATION OF REGISTRATION FEE

================================= ================== ================== ================== ==================
                                        Amount        Proposed maximum   Proposed maximum       Amount of
       Title of securities              to be          offering price        aggregate        registration
         to be registered            registered(1)      per share(2)     offering price(2)        fee
--------------------------------- ------------------  ----------------- ------------------ ------------------
Common Stock, par value $.01 per
share (including the associated
Preferred Share Purchase Rights)   9,000,000 shares        $13.61          $122,490,000         $30,623
================================= ================== ================== ================== ==================

     (1) The shares of Common Stock set forth in the Calculation of Registration Fee table and which may be offered pursuant to this registration statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), such additional number of shares of the registrant's Common Stock as may be offered or issued as a result of any stock splits, stock dividends or similar transactions.

     (2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based on the average of the high and low prices of the Common Stock in the New York Stock Exchange - Composite Transactions reporting system on October 31, 2001.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents, which are on file (File No. 001-16445) with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

          o Registration Statement on Form 10, as amended (the "Form 10"), filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by Rockwell Collins, Inc. (the "Company"). The description of the Company's Common Stock is contained in Item 11 of the Form 10.

          o The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

          o   The Company's Current Report on Form 8-K dated July 11, 2001.

          o   The Company's Current Report on Form 8-K dated November 6, 2001.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this registration statement, except as so modified or superseded.

Item 4.   Description of Securities.

          This Item is not applicable.

Item 5.   Interests of Named Experts and Counsel.

          This Item is not applicable.

Item 6.   Indemnification of Directors and Officers.

          The Delaware General Corporation Law permits Delaware corporations to eliminate or limit the monetary liability of directors for breach of their fiduciary duty of care, subject to limitations. The Company's restated certificate of incorporation provides that the Company's directors are not liable to the Company or the shareowners for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or the shareowners, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock, or (iv) for any transaction from which a director derived an improper personal benefit.

          The Delaware General Corporation Law provides for indemnification of directors, officers, employees and agents subject to limitations. The Company's amended by-laws and the appendix thereto provide for the indemnification of directors, officers, employees and agents to the extent permitted by Delaware law. The Company's directors and officers also are insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Item 7.   Exemption from Registration Claimed.

          This Item is not applicable.

Item 8.   Exhibits.

4.1       Restated Certificate of Incorporation of the Company, filed as Exhibit
          4.1 to the Company's Registration Statement on Form S-8 (Registration No. 333-63100) (the "Form S-8"), is incorporated herein by reference.

4.2 By-Laws of the Company, filed as Exhibit 4.2 to the Form S-8, are incorporated herein by reference.

4.3 Specimen certificate for the Company's Common Stock, par value $.01 per share, filed as Exhibit 4.1 to the Form 10, is incorporated herein by reference.

4.4 Rights Agreement dated as of June 28, 2001 by and between the Company and Mellon Investor Services LLC, as Rights Agent, filed as Exhibit
          4.1 to the Company's Current Report on Form 8-K dated July 11, 2001, is incorporated herein by reference.

4.5       Rockwell Collins Employee Stock Purchase Plan.

5 Opinion of Chadbourne & Parke LLP as to the legality of any newly issued shares of Common Stock of the Company covered by this registration statement.

23.1      Consent of Deloitte & Touche LLP, independent auditors.

23.2      Consent of Chadbourne & Parke LLP, contained in its opinion filed as
          Exhibit 5 to this Registration Statement.

24.1 Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of the Company, filed as Exhibit 24 to the Form S-8, is incorporated herein by reference.

24.2 Powers of Attorney authorizing certain persons to sign this registration statement on behalf of Messrs. Carns, Erickson and Allen.

Item 9.   Undertakings.

A.        The Company hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

          provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                   (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
          Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, State of Iowa, on the 6th day of November, 2001.

                                     ROCKWELL COLLINS, INC.


                                     By /s/ Gary R. Chadick
                                        ----------------------------------------
                                        (Gary R. Chadick, Senior Vice President,
                                             General Counsel and Secretary)

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 6th day of November, 2001 by the following persons in the capacities indicated:

     Signature                       Title
     ---------                       -----

     CLAYTON M. JONES*               President and Chief Executive Officer
                                     (principal executive officer) and Director


     DONALD R. BEALL*                Director


     ANTHONY J. CARBONE*             Director


     MICHAEL P.C. CARNS*             Director


     RICHARD J. FERRIS*              Director


     JOSEPH F. TOOT, JR.*            Director


     LAWRENCE A. ERICKSON*           Senior Vice President and Chief Financial
                                     Officer (principal financial officer)

     PATRICK E. ALLEN*               Vice President Finance and Treasurer
                                     (principal accounting officer)

*By /s/ Gary R. Chadick
   ---------------------------------------------
       (Gary R. Chadick, Attorney-in-fact)**

** By authority of the powers of attorney filed as Exhibits 24.1 and 24.2 to this registration statement.

                                  EXHIBIT INDEX
Exhibit
Number                                                                     Page
------                                                                     ----

4.1       Restated Certificate of Incorporation of the Company, filed as
          Exhibit 4.1 to the Company's Registration Statement on Form S-8 (Registration No. 333-63100) (the "Form S-8"), is incorporated herein by reference.

4.2 By-Laws of the Company, filed as Exhibit 4.2 to the Form S-8, are incorporated herein by reference.

4.3 Specimen certificate for the Company's Common Stock, par value $.01 per share, filed as Exhibit 4.1 to the Form 10, is incorporated herein by reference.

4.4 Rights Agreement dated as of June 28, 2001 by and between the Company and Mellon Investor Services LLC, as Rights Agent, filed as Exhibit 4.1 to the Company's Current Report on Form 8-K dated July 11, 2001, is incorporated herein by reference.

4.5       Rockwell Collins Employee Stock Purchase Plan.

5 Opinion of Chadbourne & Parke LLP as to the legality of any newly issued shares of Common Stock of the Company covered by this registration statement.

23.1      Consent of Deloitte & Touche LLP, independent auditors.

23.2 Consent of Chadbourne & Parke LLP, contained in its opinion filed as Exhibit 5 to this registration statement.

24.1 Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of the Company, filed as Exhibit 24 to the Form S-8, is incorporated herein by reference.

24.2 Powers of Attorney authorizing certain persons to sign this registration statement on behalf of Messrs. Carns, Erickson and Allen.